UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 23, 2016
XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 559-7778
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2016, Jon A. Olson, Executive Vice President and Chief Financial Officer of Xilinx, Inc. (the “Company”), informed the Company of his intent to retire. His retirement as CFO will be effective in late May 2016, soon after the Company’s fiscal year 2016 financial closing process concludes.

Item 7.01 Regulation FD Disclosure

On February 24, 2016, the Company issued a press release announcing the retirement of Jon A. Olson from the position of Executive Vice President and Chief Financial Officer, effective in late May 2016, soon after the Company’s fiscal year 2016 financials closing process concludes. The Company plans to appoint Lorenzo Flores, the Company’s current Corporate Vice President of Finance and Corporate Controller as Chief Financial Officer when Mr. Olson steps down. Mr. Olson will continue to support the transition through July 2016 in an advisory role.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.

This Form 8-K contains forward-looking statements. Forward-looking statements can often be identified by the use of forward-looking words such as “plan” or other similar expressions.  Undue reliance should not be placed on such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update such forward-looking statements.  Actual events and results may differ materially from those in the forward-looking statements and are subject to risks.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: February 24, 2016	By:	/s/ Scott Hover-Smoot
Scott Hover-Smoot
Senior Vice President & General Counsel